Exhibit 99.1
CTI BioPharma Reports Third Quarter 2020 Financial Results

– Rolling NDA Submission for Pacritinib in Myelofibrosis Patients with Severe Thrombocytopenia
Initiated in October –

– Completion of Submission Expected in First Quarter 2021 –

– Management to Host Conference Call Today at 4:30 PM ET –

SEATTLE, Nov. 10, 2020 - CTI BioPharma Corp. (Nasdaq: CTIC) today reported its financial results for the third quarter and nine months ended September 30, 2020.

“This past quarter we made significant progress in our pacritinib development program. We recently announced the initiation of our rolling New Drug Application (NDA) submission for pacritinib in myelofibrosis patients with severe thrombocytopenia, following a productive Pre-NDA meeting with the U.S. Food and Drug Administration (FDA) on how pacritinib could address the unmet need of this population, which includes both front-line treatment-naïve patients and patients with prior exposure to JAK2 inhibitors,” said Adam R. Craig, M.D., Ph.D. “The NDA submission package will be based on available data from the completed Phase 3 PERSIST-1 and PERSIST-2, and the Phase 2 PAC203 trials, and we expect to complete the submission in the first quarter of 2021. Additionally, we have started pre-commercial activities in preparation for a commercial launch in 2021, subject to priority review.”

Expected Milestones
•Oral presentation of preclinical and Phase 1 trial data of pacritinib in acute graft-versus-host disease (GVHD) at American Society of Hematology (ASH) 2020 – December 6, 2020
•Expected completion of rolling NDA submission for pacritinib in myelofibrosis patients with severe thrombocytopenia – Q1 2021
•Reporting of interim analysis from the Phase 3 PRE-VENT trial in hospitalized patients with severe COVID-19 – First half of 2021

Third Quarter Financial Results
Operating loss was $11.0 million and $33.0 million for the three and nine months ended September 30, 2020, respectively, compared to an operating loss of $9.7 million and $31.2 million for the respective periods in 2019. Operating loss for the three months ended September 30, 2020 as compared to the comparable period in 2019 resulted primarily from a decrease in license and contract revenues. The increase in operating loss for the nine months ended September 30, 2020 as compared to the comparable period in 2019 resulted primarily from the recording of a full allowance against certain VAT receivables due to a reduced certainty of collectability.

No revenues were recognized for the three and nine months ended September 30, 2020, while revenues of $2.3 million and $3.3 million, respectively, were recognized for the comparable periods in 2019. License and contract revenues in 2019 resulted from royalty and other revenues recognized from Les Laboratoires Servier and Institut de Recherches Internationales Servier (“Servier”) and related to the asset purchase agreement and transition period activities pursuant to the terms of the Termination and Transfer Agreement with Servier.

Net loss for the three months ended September 30, 2020 was $11.3 million, or $0.15 for basic and diluted loss per share, compared to net loss of $10.0 million, or $0.17 for basic and diluted loss per share, for the same period in 2019. Net loss for the nine months ended September 30, 2020 was $37.4 million, or $0.54 for basic and diluted loss per share, compared to net loss of $31.8 million, or $0.55 for basic and diluted loss per share, for the same period in 2019.

As of September 30, 2020, cash, cash equivalents and short-term investments totaled $57.4 million, compared to $33.7 million as of December 31, 2019. We expect current cash, cash equivalents and short-term investments will enable us to fund our operations into the fourth quarter of 2021.

Conference Call and Webcast
CTI will host a conference call and webcast to review its third quarter 2020 financial results and provide an update on business activities today, November 10 at 4:30 PM ET. To access the live call by phone please dial (877) 735-2860 (domestic) or (602) 563-8791 (international); the conference ID is 5504037. A live audio webcast of the event may also be accessed through the "Investors" section of CTI's website at www.ctibiopharma.com. A replay of the webcast will be available for 30 days following the event.

About CTI BioPharma Corp.
We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies for blood-related cancers that offer a unique benefit to patients and their healthcare providers. We concentrate our efforts on treatments that target blood-related cancers where there is an unmet medical need. In particular, we are focused on evaluating pacritinib, our sole product candidate currently in active development, for the treatment of adult patients with myelofibrosis. In addition, we have recently started developing pacritinib for use in hospitalized patients with severe COVID-19, in response to the COVID-19 pandemic. We are headquartered in Seattle, Washington.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to conduct and complete clinical trials in our currently anticipated timeframes; our ability to successfully demonstrate the safety and efficacy of pacritinib; our expectations regarding the completion and outcome of our PACIFICA Phase 3 trial and our PRE-VENT Phase 3 trial; the risk that the FDA may determine that the benefit/risk profile of pacritinib at the dose selected for the PACIFICA Phase 3 trial does not support approval; the risk that the FDA may determine that the benefit/risk profile of pacritinib in the PRE-VENT Phase 3 trial does not support approval or requires additional clinical data for approval; the risk that pacritinib may fail in its development through our PACIFICA and PRE-VENT trial; our ability to submit a rolling NDA for pacritinib in the timeline currently anticipated; our ability to receive regulatory approval for pacritinib pursuant to the accelerated approval pathway or at all; the risk that pacritinib may be delayed to a point where it is not commercially viable; the accuracy of our assumptions regarding our planned expenditures and sufficiency of our cash to fund operations; risks and uncertainties related to the COVID-19 pandemic as it relates to our operations and ongoing clinical trials; and those risks more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements. “CTI BioPharma” and the CTI BioPharma logo are registered trademarks or trademarks of CTI BioPharma Corp. in various jurisdictions. All other trademarks belong to their respective owner.

CTI BioPharma Investor Contacts:
Maeve Conneighton/Maghan Meyers
+212-600-1902
cti@argotpartners.com

(tables follow)

CTI BioPharma Corp. Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
License and contract revenues	$—	$2,289	$—	$3,345
Operating costs and expenses:
Research and development	6,994	7,598	16,457	19,126
General and administrative	4,052	4,403	12,316	14,662
Restructuring expenses	—	—	—	794
Other operating expenses	—	—	4,200	—
Total operating costs and expenses	11,046	12,001	32,973	34,582
Loss from operations	(11,046)	(9,712)	(32,973)	(31,237)
Non-operating income (expense):
Interest income	25	276	187	1,003
Interest expense	(115)	(240)	(419)	(803)
Amortization of debt discount and issuance costs	(131)	(131)	(391)	(391)
Foreign exchange gain (loss)	4	(240)	(79)	(409)
Loss on dissolution of majority-owned subsidiary	—	—	(3,774)	—
Total non-operating expense, net	(217)	(335)	(4,476)	(600)
Net loss before noncontrolling interest	(11,263)	(10,047)	(37,449)	(31,837)
Noncontrolling interest	—	—	—	5
Net loss	$(11,263)	$(10,047)	$(37,449)	$(31,832)
Basic and diluted net loss per common share	$(0.15)	$(0.17)	$(0.54)	$(0.55)
Shares used in calculation of basic and diluted net loss per common share:	73,712	57,974	69,966	57,973

Balance Sheet Data (unaudited):	(amounts in thousands)
	September 30,	December 31,
	2020	2019
Cash and cash equivalents	$45,301	$31,144
Short-term investments	12,111	2,522
Working capital	44,169	17,092
Total assets	63,091	46,280
Current portion of long-term debt	5,658	4,812
Long-term debt, less current portion	—	4,455
Total stockholders' equity	46,819	17,930